Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Third Quarter 2018 Highlights
in Anticipation of Investor Day

DALLAS - October 4, 2018 - Trinity Industries, Inc. (NYSE: TRN) (“Trinity”), as previously announced, will host an Investor Day today at 9:00 a.m. Eastern time in New York. The presentation will be webcast and participants can register at www.trin.net/events-and-presentations.

The management team plans to discuss certain financial information at today’s Investor Day, which may include the following highlights:

•	Receives orders of approximately 7,700 railcars and delivers approximately 4,000 railcars during the third quarter in the Rail Group

•	Expects railcar deliveries of 20,500 - 21,000 and anticipates 2019 deliveries to increase approximately 10 to 15%

•	Railcar lease fleet utilization improves from 97.1% at the end of the second quarter to approximately 97.6% at the end of the third quarter

•
Expects to incur an estimated pre-tax charge of between approximately $23 million and $28 million, or approximately $0.13 to $0.18 per share as fully diluted on an after-tax basis, during the third quarter as a result of the classification of certain of its businesses included in the other component of the Energy Equipment Group as assets held for sale; these businesses are included in the standalone financials of Arcosa, Inc.

•	Repurchases approximately $50 million shares of common stock during third quarter, leaving $350 million remaining under its current authorization

The Company expects to complete the spin-off of Arcosa, Inc. (“Arcosa”) to Trinity shareholders on November 1, 2018, subject to the satisfaction or waiver of a number of conditions, including certain conditions described in the Information Statement included in Arcosa’s Form 10 filed with the Securities and Exchange Commission and in the form of the Separation and Distribution Agreement, which is filed as an exhibit to the Form 10. Trinity and Arcosa expect all conditions to the Arcosa distribution to be satisfied or waived on or before the distribution date, November 1, 2018 at 12:01a.m. Eastern time in New York.

As a result, the Company is withdrawing its full year 2018 earnings per share guidance as it is no longer relevant since it includes full year anticipated earnings expectations for Arcosa. Unless otherwise noted above, full year 2018 segment guidance is also withdrawn as the businesses comprising Trinity’s current reporting segments will change post spin. In conjunction with the release of its third quarter results, Trinity expects to provide certain guidance information for 2019, reflecting the spin-off of Arcosa.

Also, Arcosa will host an Investor Day today at 1:00 p.m. Eastern time in New York. Today’s event represents Arcosa’s introduction to the investment community as it prepares for its separation from Trinity in a tax-free distribution to Trinity shareholders for U.S. federal income tax purposes on November 1, 2018. A copy of the presentation materials will be filed by Arcosa in a Current Report on Form 8-K and made available at www.arcosa.com.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's or Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, statements regarding the anticipated separation of Trinity and Arcosa into separate public companies, the expected distribution date, whether or not the spin-off transaction occurs, future financial and operating performance of each company, benefits and synergies of the spin-off transaction, strategic and competitive advantages of each company, future opportunities for each company and any other statements regarding events or developments that Trinity or Arcosa believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. There is no assurance that the proposed spin-off transaction will be completed, that Trinity’s Board of Directors will continue to pursue the proposed spin-off transaction (even if there are no impediments to completion), that Trinity will be able to separate its businesses, or that the proposed spin-off transaction will be the most beneficial alternative considered. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, as well as any changes in or abandonment of the proposed separation or the ability to effect the separation and satisfy the conditions to the proposed separation, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor & Media Contact:
Jessica Greiner
Trinity Industries, Inc.

(Investors) 214/631-4420
(Media Line) 214/589-8909